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                                                                EXHIBIT 10.10(b)

                FIRST AMENDMENT TO THE STERLING CHEMICALS, INC.
                              AMENDED AND RESTATED
                          SAVINGS AND INVESTMENT PLAN
                       (Effective as of October 1, 1993)


                              W I T N E S S E T H:

     WHEREAS, Sterling Chemicals, Inc. (the "Employer") maintains the Sterling Chemicals, Inc. Amended and Restated Savings and Investment Plan (Effective as of October 1, 1993) (the "Plan"); and

     WHEREAS, the Employer, pursuant to Section 16.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, in order to make various revisions desired by the Employer, the Plan is hereby amended in the following manner:

1. Effective January 1, 1994, Section 4.3(d)(i) is hereby amended in its entirety to read as follows:

              (i) The combined actual contribution ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Employer Matching Contributions made pursuant to Section 4.2, After-tax Savings made pursuant to Sections 6.1 and 6.2, Excess Contributions recharacterized as After-tax Savings pursuant to Section 5.10(a) and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the limitation under Code Section 401(a)(17) to "414(s) Compensation," Family Members shall include only the affected employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

2. Effective January 1, 1994, Section 5.5 is hereby amended in its entirety to read as follows:

     5.5 Eligible Earnings. With respect to any period, a participant's "Eligible Earnings" shall be as defined in the applicable Supplement hereto, but shall in any event
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     be limited to the cash compensation for services rendered to the Employers as an employee during that period, including any amounts that would have been paid the employee absent the execution of an Earnings Reduction Agreement. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Eligible Earnings of each employee taken into account under the Plan shall not exceed the "OBRA '93 Annual Compensation Limit." The "OBRA '93 Annual Compensation Limit" is $150,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Eligible Earnings is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the "OBRA '93
     Annual Compensation Limit" will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

     Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the "OBRA '93 Annual Compensation Limit" set forth in this Section.

     If Eligible Earnings for any prior Determination Period is taken into account in determining a participant's benefits accruing in the current Plan Year, the Eligible Earnings for that prior Determination Period is subject to the "OBRA '93 Annual Compensation Limit" in effect for that prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the "OBRA '93 Annual Compensation Limit" is $150,000.

3. Effective January 1, 1994, Section 5.9(c)(i) is hereby amended in its entirety to read as follows:

              (i) The combined actual deferral ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be the greater of: (1) the ratio determined by aggregating Pre-tax Contributions and "414(s) Compensation" of all eligible Family Members who are Highly Compensated Participants





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                      without regard to family aggregation; and (2) the ratio
                      determined by aggregating Pre-tax Contributions and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the limitation under Code Section 401(a)(17) to "414(s) Compensation," Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

4. Effective April 1, 1994, Section 5.10(c) is hereby added to read as follows:

     5.10     Adjustment to Actual Deferral Percentage Tests.

     (c) If during a Plan Year the projected aggregate amount of Pre-tax Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 5.9(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 5.10(a) each affected Highly Compensated Participant's Pre-tax Contributions as set forth in such Highly Compensated Participant's Earnings Reduction Agreement pursuant to Section 5.2 or 5.3 by an amount necessary to satisfy one of the tests set forth in Section 5.9(a), as determined by the Administrator in its sole discretion. Unless an affected Highly Compensated Participant elects otherwise, any Pre-Tax Contributions reduced pursuant to this paragraph shall be treated as After-Tax Contributions.

5. Effective January 1, 1994, Section 7.1(d) is hereby amended in its entirety to read as follows:

     (d) For purposes of applying the limitations of Code Section 415, "415 Compensation" shall include the participant's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance





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              premiums, tips and bonuses and in the case of a participant who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the participant's earned income (as described in Code Section 401(c)(2) and the regulations thereunder)) paid during the "limitation year." "415 Compensation" shall exclude (1)(A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, (B) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are deductible by the Employee under Code Section 219(a), (C) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except that any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

              "414(s) Compensation" with respect to any participant means such participant's Pre-tax Contributions attributable to Deferred Compensation recharacterized as After-tax Savings pursuant to
              Section 5.10(a) plus "415 Compensation" paid during a Plan Year. The amount of "414(s) Compensation"





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              with respect to any participant shall include "414(s)
              Compensation" for the entire twelve month period ending on the last day of such Plan Year. For purposes of this Section, the determination of "414(s) Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

              In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual "414(s) Compensation" of each employee taken into account under the Plan shall not exceed the "OBRA '93 Annual Compensation Limit" as set forth in Section 5.5. In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such participant is either a "five-percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single participant, except that for this purpose Family Members shall include only the affected participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year.

     IN WITNESS WHEREOF, the Employer has executed this First Amendment to the Sterling Chemicals, Inc. Amended and Restated Savings and Investment Plan (Effective as of October 1, 1993) on this ____ day of ______________, 1994.


                                                STERLING CHEMICALS, INC.

Attest:
                                                By:____________________________
_________________________                                            "Employer"






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                SECOND AMENDMENT TO THE STERLING CHEMICALS, INC.
                              AMENDED AND RESTATED
                          SAVINGS AND INVESTMENT PLAN
                       (Effective as of October 1, 1993)


                              W I T N E S S E T H:

     WHEREAS, Sterling Chemicals, Inc. (the "Employer") maintains the Sterling Chemicals, Inc. Amended and Restated Savings and Investment Plan (Effective as of October 1, 1993) (the "Plan"); and

     WHEREAS, the Employer, pursuant to Section 16.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, in order to make various revisions desired by the Employer, the Plan is hereby amended in the following manner:

1. Effective October 1, 1994, Section 11.1 is hereby amended in its entirety to read as follows:

     11.1 Withdrawals by Participants with Five or More Years of Participation. Twice each Plan Year a participant who has at least five years of participation in this Plan, by writing filed with the Plan Committee, may elect to withdraw up to all of the balance of his Participant Rollover Account (to the extent not previously withdrawn and not more than the balance credited to such Account). A participant may also elect to withdraw up to all of the following amounts (to the extent not previously withdrawn and not more than the balance credited to his respective Accounts), in the following order:

     (a) all of the savings previously made to his After-tax Supplemental Savings Account and all earnings credited to such Account; and

     (b) all of the savings previously made to his After-tax Matched Savings Account and all earnings credited to such Account.

     The minimum withdrawal shall be $500 or the balance available, if less. Notwithstanding anything in this Section 11.1 to the contrary, any withdrawals during the Plan Year pursuant to Section 11.2 shall be considered to be withdrawals under this Section 11.1 for purposes of the requirement that withdrawals be made no more than twice each Plan Year.

     Notwithstanding the foregoing, for the period beginning October 1, 1994 and ending December 31, 1994, each participant shall be entitled to make one (1) withdrawal under
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     this Section 11.1 in addition to the number of withdrawals such participant would otherwise be entitled to make under this Section 11.1.

     Beginning January 1, 1995, withdrawals under this Section 11.1 may be made no more than twice each calendar year.

2. Effective October 1, 1994, Section 11.2 is hereby amended in its entirety to read as follows:

     11.2 Withdrawals by Participants with Less than Five Years of Participation. Twice each Plan Year a participant who has less than five years of participation in this Plan, by writing filed with the Plan Committee, may elect to withdraw up to all of the balance then in his Participant Rollover Account and all earnings credited to such Account (to the extent not previously withdrawn and not more than the balance credited to such Account). A participant may also elect to withdraw up to the following amounts (to the extent not previously withdrawn and not more than the balance credited to his respective Accounts), in the following order:

     (a) all of the savings previously made to his After-tax Supplemental Savings Account and all earnings credited to such Account;

     (b) all of the savings previously made to his After-tax Matched Savings Account and all earnings credited to such Account (excluding After-tax Matched Savings made and all earnings credited to such Account during the current month and the immediately preceding twenty-three months); and

     (c) all After-tax Matched Savings made and all earnings credited to such Account during the current month and the immediately preceding twenty-three months.

     If a participant makes a withdrawal under subsection (c) of this Section 11.2, the Employers may not make any Employer Matching Contributions under the Plan on behalf of the participant for a three-month period commencing as soon as practicable after the date of the withdrawal.

     The minimum withdrawal shall be $500 or the balance available, if less.

     Notwithstanding the foregoing, for the period beginning October 1, 1994 and ending December 31, 1994, each participant shall be entitled to make one (1) withdrawal under this Section 11.2 in addition to the number of withdrawals such participant would otherwise be entitled to make under this Section 11.2.





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     Beginning January 1, 1995, withdrawals under this Section 11.2 may be made no more than twice each calendar year.

3. Effective October 1, 1994, Section 11.5 is hereby amended in its entirety to read as follows:

     11.5 Charging and Allocations of Withdrawals and Periodic Distributions. All Withdrawals and Periodic Distributions under Sections 11.1 through
     11.4 shall be charged to the proper account of the participant and allocated as directed by the participant to his interests in the Investment Funds set forth in Section 9.2.

     IN WITNESS WHEREOF, the Employer has executed this Second Amendment to the Sterling Chemicals, Inc. Amended and Restated Savings and Investment Plan (Effective as of October 1, 1993) on this ____ day of ______________, 1994.


                                                STERLING CHEMICALS, INC.

Attest:
                                                By:____________________________
_________________________                                            "Employer"






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